UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2007

Alon USA Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32567	74-2966572
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7616 LBJ Freeway, Suite 300, Dallas, Texas		75251
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 367-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2007, Alon USA Energy, Inc. (the "Company") made grants of Stock Appreciation Rights ("SARs") to certain of its executive officers and other key personnel pursuant to the Alon USA Energy, Inc. 2005 Incentive Compensation Plan. Among those SARs grants made to executive officers, 33,333 were granted to Mr. Shai Even, our Vice President, Chief Financial Officer and Treasurer, 33,333 were granted to Mr. Harlin Dean, our Vice President, General Counsel and Secretary, 33,333 were granted to Mr. Joseph Israel, our Vice President of Mergers and Acquisitions, 33,333 were granted to Mr. Jimmy C. Crosby, our Vice President of Refining and Supply, and 20,000 were granted to Mr. Alan Moret, our Senior Vice President of Asphalt Operations. The SARs granted on March 7, 2007 vest and are exercisable as follows: 50% on March 7, 2009, 25% on March 7, 2010 and 25% on March 7, 2011. When exercised, SARs are convertible into shares of Alon Common Stock, the number of which will be determined at the time of exercise by calculating the difference between the closing price of Alon Common Stock on the date immediately prior to the exercise date and the grant price of the SARs ($28.46 per share) (the "Spread"), multiplying the Spread by the number of SARs being exercised and then dividing the product by the closing price of Alon Common Stock on the date immediately prior to the exercise date.

The awards described above are evidenced by agreements in the form adopted by the Company for the purpose of evidencing this grants of this type, which form is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.

March 12, 2007	By:	Harlin R. Dean

Name: Harlin R. Dean
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Appreciation Rights Award Agreement relating to Grants Pursuant to the Alon USA Energy, Inc. 2005 Incentive Compensation Plan.